PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
Heather Kos
+1 844-632-1060
IR@univarsolutions.com

Media Relations
Dwayne Roark
+1 331-777-6031
mediarelations@univarsolutions.com
Univar Solutions Reports Strong 2021 Fourth Quarter and Full Year Financial Results; Issues Guidance for 2022
DOWNERS GROVE, Ill., February 24, 2022 — Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions” or "the Company"), a leading global commodity and specialty chemical and ingredient distributor, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2021.

Fourth Quarter 2021 Highlights
•Net income (loss) of $156.8 million compared to $(33.7) million in the prior year fourth quarter; Adjusted net income(1) of $103.8 million compared to $57.0 million in the prior year fourth quarter.
•Earnings (loss) per diluted share of $0.91 compared to $(0.20) per diluted share in the prior year fourth quarter. Adjusted earnings per diluted share(1) of $0.60 increased from $0.34 in the prior year fourth quarter.
•Adjusted EBITDA(1) of $207.1 million compared to $146.4 million in the prior year fourth quarter. Adjusted EBITDA margin(1) of 8.3 percent compared to 7.2 percent in the prior year fourth quarter.
•Net cash provided by operating activities increased to $175.2 million from $145.3 million in the prior year fourth quarter.
•Leverage ratio(1) as of December 31, 2021 was 2.5x compared to 2.8x at September 30, 2021.
•$50 million of capital returned to shareholders during the fourth quarter through share repurchases.

Full Year 2021 Financial, Operating and Strategic Highlights
•Net income of $460.6 million compared to $52.9 million in the prior year; Adjusted net income(1) of $381.1 million compared to $224.0 million in the prior year.
•Earnings (loss) per diluted share of $2.69, compared to $0.31 per diluted share in the prior year. Adjusted earnings per diluted share(1) of $2.22 compared to $1.32 in the prior year.
•Adjusted EBITDA(1) increased 25.5 percent to $797.7 million, and Adjusted EBITDA margin(1) expanded 70 basis points to 8.4 percent from the prior year.
•Net cash provided by operating activities increased to $290.3 million from $226.9 million in the prior year.

Full year 2022 outlook for Adjusted EBITDA(1) is in the range of $860 million to $890 million.

"Over the past three years, we've transformed the business, putting the customer at the centre of all we do while working to take full advantage of every opportunity to drive growth. We've developed an agile commercial culture, supported by our enviable digital investments, and I’m delighted that these results truly reflect the hard work of our
(1)Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measure and related explanations of ratios or percentages, as applicable.

committed workforce. Together, we have overcome constrained supply, transport challenges and the ongoing pandemic to deliver outstanding financial results, all while furthering our ESG progress including our path to carbon neutrality by 2050," said David Jukes, president and chief executive officer. "For 2022, we expect continued strong demand as we capture share growth through our robust supplier relationships, Ingredients & Specialties authorizations, installed asset base, owned trucking fleet and digital backbone. We are targeting a strong full year Adjusted EBITDA in the range of $860 million to $890 million."

"We also remain committed to our disciplined capital allocation policy to drive growth, including selective acquisitions, as we look to enhance shareholder returns while maintaining strong operational and financial discipline,” Jukes added.

Company Performance
Univar Solutions' operating performance results are described below and, unless otherwise indicated, are a comparison of fourth quarter 2021 results with fourth quarter 2020 results.

	(Unaudited)
	Three months ended December 31,				% change excl. currency (1)
(in millions)	2021	2020	$ change	% change

Segment External Sales (2)
USA	$1,614.0	$1,224.9	$389.1	31.8%	31.8%
EMEA	480.9	427.8	53.1	12.4%	19.3%
Canada	245.4	258.5	(13.1)	(5.1)%	(8.5)%
LATAM	157.8	124.2	33.6	27.1%	23.8%
Total Consolidated Net Sales	$2,498.1	$2,035.4	$462.7	22.7%	23.5%

Gross Profit (exclusive of depreciation) (3,4)
USA	$419.0	$302.1	$116.9	38.7%	38.7%
EMEA	117.4	104.8	12.6	12.0%	18.8%
Canada	61.1	50.5	10.6	21.0%	16.8%
LATAM	34.4	27.1	7.3	26.9%	25.1%
Total Consolidated Gross Profit (exclusive of depreciation) (3)	$631.9	$484.5	$147.4	30.4%	31.4%

Total Consolidated Net Income (Loss)	$156.8	$(33.7)	$190.5	NM	NM

Adjusted EBITDA (3)
USA	$130.6	$91.1	$39.5	43.4%	43.4%
EMEA	37.8	29.4	8.4	28.6%	36.1%
Canada	28.9	20.6	8.3	40.3%	35.4%
LATAM	12.3	10.6	1.7	16.0%	16.0%
Other (5)	(2.5)	(5.3)	2.8	52.8%	52.8%
Total Consolidated Adjusted EBITDA (3)	$207.1	$146.4	$60.7	41.5%	42.3%

(1)Represents percentage change for the comparative periods using a constant currency. See “Use of non-GAAP Financial Measures” for additional information.
(2)Segment external sales represent sales to third party customers. Inter-segment sales are excluded from segment external sales.
(3)Non-GAAP financial measures. See “Use of non-GAAP Financial Measures” for additional information and related schedules attached hereto for reconciliation to the most directly comparable GAAP financial measure.
(4)Gross profit (exclusive of depreciation) is defined as segment net sales inclusive of inter-segment sales less cost of goods sold (exclusive of depreciation).
(5)Other represents unallocated corporate costs that do not directly benefit segments.

Consolidated Results
Univar Solutions reported net sales of $2.5 billion, an increase of 22.7 percent on a reported basis and 23.5 percent on a constant currency basis(1) compared to the prior year fourth quarter. Higher sales were attributable to the impact of chemical price inflation, operational execution, and market share gains, partially offset by the Canadian Agriculture wholesale distribution exit and the Distrupol divestiture.

Gross profit (exclusive of depreciation) of $631.9 million increased 30.4 percent on a reported basis and 31.4 percent on a constant currency basis(1). The positive impact of chemical price inflation, operational execution and market share gains were partially offset by the effects of the Distrupol divestiture. Gross margin expanded by 150 basis points to 25.3% compared to the prior year fourth quarter, driven primarily by the Canadian Agriculture wholesale distribution exit, partially offset by input cost inflation.

Univar Solutions reported net income of $156.8 million, or $0.91 per diluted share, compared to a net loss of $33.7 million, or $0.20 per diluted share, in the prior year fourth quarter. The increase was primarily due to higher gross profit (exclusive of depreciation) and pension mark to market gains in the current year, partially offset by higher Warehousing, Selling and Administrative (WS&A). The higher WS&A was primarily a result of higher operating and variable compensation costs, as well as higher taxes.

Adjusted earnings per diluted share(1) of $0.60 in the quarter increased from $0.34 in the prior year fourth quarter driven primarily by higher net income.

Adjusted EBITDA(1) of $207.1 million increased $60.7 million, or 41.5 percent, compared to the prior year fourth quarter, or an increase of 42.3 percent on a constant currency basis(1). The increase was primarily driven by chemical price inflation, operational execution, market share gains and the realization of Nexeo net synergies, partially offset by higher WS&A and the effects of the Distrupol divestiture.

Net cash provided by operating activities increased to $175.2 million from $145.3 million in the prior year fourth quarter, primarily driven by higher net income.

Liquidity as of December 31, 2021 was $1,021 million, consisting of $252 million of cash-on-hand and additional availability under committed, asset-based credit facilities.

Segment Results
USA:
•USA external sales increased 31.8 percent during the quarter, primarily due to chemical price inflation, operational execution and market share gains.
•Gross profit (exclusive of depreciation) increased by 38.7 percent. Gross margin increased by 130 basis points to 26.0 percent, primarily driven by chemical price inflation, operational execution and market share gains. The gross margin increase was partially offset by input cost inflation.
•Adjusted EBITDA(1) increased 43.4 percent to $130.6 million, driven primarily by higher gross profit, partially offset by higher WS&A. The increase in WS&A was primarily due to higher other operating costs and variable compensation. Adjusted EBITDA margin(1) increased by 70 basis points to 8.1 percent primarily due to higher gross margins and partially offset by higher WS&A.

(1)Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” for additional information and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measure and related explanations of ratios or percentages, as applicable.

EMEA:
•EMEA external sales increased 12.4 percent, or 19.3 percent on a constant currency basis(1). The increase was primarily due to chemical price inflation, operational execution, market share gains and higher consumer solutions end market demand, partially offset by the effects of the Distrupol divestiture.
•Gross profit (exclusive of depreciation) increased 12.0 percent, or 18.8 percent on a constant currency basis(1), and gross margin decreased 10 basis points to 24.4 percent driven by input cost inflation.
•Adjusted EBITDA(1) increased 28.6 percent to $37.8 million on a reported basis, or 36.1 percent on a constant currency basis(1), compared to the prior year quarter. This increase was primarily driven by higher gross profit, partially offset by the effects of the Distrupol divestiture. Adjusted EBITDA margin(1) increased 100 basis points to 7.9 percent primarily due to cost management.

CANADA:
•Canada external sales decreased by 5.1 percent, or 8.5 percent on a constant currency basis(1), primarily due to the effects of exiting the Canadian Agriculture wholesale distribution business and divesting the Canadian Agriculture services business, partially offset by chemical price inflation, operational execution and market share gains.
•Gross profit (exclusive of depreciation) increased by 21.0 percent, or 16.8 percent on a constant currency basis(1), and gross margin increased 540 basis points to 24.9 percent, largely driven by the exit from the Canadian Agriculture wholesale distribution business. The gross margin increase was partially offset by input cost inflation.
•Adjusted EBITDA(1) increased 40.3 percent to $28.9 million on a reported basis, or 35.4 percent on a constant currency basis(1), compared to the prior year. The increase in Adjusted EBITDA(1) was primarily due to higher gross profit. Adjusted EBITDA margin(1) increased by 380 basis points to 11.8 percent, primarily due to higher gross margins.

LATAM:
•LATAM external sales increased by 27.1 percent, or 23.8 percent on a constant currency basis(1). The increase was largely due to chemical price inflation, operational execution, and market share gains.
•Gross profit (exclusive of depreciation) increased by 26.9 percent, or 25.1 percent on a constant currency basis(1), and gross margin remained flat at 21.8 percent as higher chemical price inflation, operational execution and market share gains were offset by input cost inflation.
•Adjusted EBITDA(1) increased 16.0 percent to $12.3 million on a reported basis, and also 16.0 percent on a constant currency basis(1). Adjusted EBITDA(1) increased primarily due to higher gross profit and contribution from the Sweetmix acquisition. Adjusted EBITDA margin(1) was 7.8 percent, lower by 70 basis points, primarily due to higher WS&A given increased corporate cost allocation as a result of the SAP implementation and input cost inflation.

(1)Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” for additional information and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measure and related explanations of ratios or percentages, as applicable.

Outlook

The Company expects Adjusted EBITDA(1) to be between $260 million and $280 million for the first quarter of 2022 as compared to $182.2 million for the first quarter of 2021. For full-year 2022 Adjusted EBITDA(1) is expected to be within a range of $860 million to $890 million, as compared to $797.7 million for full year 2021. Our forecast versus prior year reflects anticipated continued strong business conditions, market share growth and benefits from Nexeo net synergies. Net Free Cash Flow(1) is expected for the year in a range of $430 million to $445 million.
As outlined at the company's recent Analyst Day in November 2021, we recently highlighted the following 2024 objectives:
•Ingredients & Specialties (I&S) organic growth of greater than 200bps above economic consensus
•Chemicals & Services (C&S) organic growth above economic consensus
•Improving Adjusted EBITDA(1) margins to greater than nine percent
•50% Net Free Cash Flow(1) conversion
•Maintain leverage between 2.0x-2.5x
•Average annual capital return to shareholders of 20%-30% of Adjusted Net Income(1)

The Company continues to expect to achieve the targeted $120 million in annual Nexeo net synergies by early 2022 and is forecasting continued strong liquidity. The majority of the Company's debt obligations mature in 2026 and beyond and the Company is in full compliance with the covenants under its credit agreements as of year end 2021.

Univar Solutions to Host Webcast on February 25, 2022 at 9:00 a.m. ET
The Company will host a webcast with investors to discuss 2021 Fourth Quarter and Full Year Financial Results at 9:00 a.m. ET on February 25, 2022, which can be accessed on the Investor Relations section of its website at http://investors.univarsolutions.com. After the live webcast, a replay of the webcast will be available on the same website.

(1)Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” for additional information and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measure and related explanations of ratios or percentages, as applicable.

Use of Non-GAAP Measures
In this press release, the Company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measures of gross profit (exclusive of depreciation), adjusted gross profit (exclusive of depreciation), gross margin defined as gross profit (exclusive of depreciation) divided by net sales on a consolidated level and by external sales on a segment level, Adjusted EBITDA, Adjusted EBITDA margin defined as Adjusted EBITDA divided by net sales on a consolidated level and by external sales on a segment level, Adjusted net income, Adjusted earnings per diluted share, leverage ratio, net free cash flow, net free cash flow conversion (defined as net cash provided by operating activities, less capital expenditures divided by Adjusted EBITDA) and results on a constant currency basis. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Additionally, the Company has used, and may continue to use, Adjusted EBITDA and Adjusted earnings per diluted share in setting performance incentive targets to align management compensation with operational performance.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing information on a constant currency basis provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages and other information by converting its financial results in local currency for a period using the average exchange rate for the prior period to which it is comparing.

The non-GAAP financial measures noted above are not calculated in accordance with GAAP and should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP. Additionally, other companies may calculate Adjusted EBITDA and other such metrics differently than the Company does, limiting their usefulness as comparative measures. For further information related to the Company’s use of non-GAAP financial measures, and the reconciliations to the most directly comparable GAAP measures, see the schedules attached hereto.
About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global commodity and specialty chemical and ingredient distributor representing a premier portfolio from the world's leading producers. With the industry's largest private transportation fleet and technical sales force, unparalleled logistics know-how, deep market and regulatory knowledge, formulation and recipe development, and leading digital tools, the Company is well-positioned to offer tailored solutions and value-added services to a wide range of markets, industries, and applications. While fulfilling its purpose to help keep communities healthy, fed, clean and safe, Univar Solutions is committed to helping customers and suppliers innovate and focus on Growing Together. Learn more at univarsolutions.com.
Forward-Looking Statements
This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and outlook for the future, which are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the impacts of the effects of COVID-19 on the Company, the Company's anticipated future results and financial performance, liquidity position and cash flows, actions regarding expense control and cost reductions, expected net synergies from the Nexeo acquisition, capital expenditures and other statements regarding the Company's Streamline 2022 Program and other initiatives. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company's control. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions. A detailed discussion of these factors and uncertainties is contained in the Company's filings with the Securities and Exchange Commission. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns; the ongoing and evolving COVID-19 pandemic, including impacts on the global economy, our employees, customers, vendors and suppliers, and our business, results of operations and financial condition; significant changes in the business strategies of producers or in the operations of our customers; increased competitive pressures, including as a result of competitor consolidation; potential supply chain disruptions; significant changes in the pricing, demand and availability of chemicals; our indebtedness, the restrictions imposed by, and costs associated with, our debt instruments, and our ability to obtain additional financing; the broad spectrum of laws and regulations that we are subject to, including extensive environmental, health and safety laws and regulations and changes in tax laws; potential cybersecurity incidents, including security breaches; an inability to generate sufficient working capital; transportation related challenges, including increases in transportation and fuel costs, changes in our relationship with third party transportation providers, and ability to attract and retain qualified drivers; accidents, safety failures, environmental damage, product quality issues; delivery failures or hazards and risks related to our operations and the hazardous materials we handle, potential inability to obtain adequate insurance coverage; ongoing litigation, potential product liability claims and recalls, and other environmental, legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; possible impairment of goodwill and intangible assets; an inability to integrate the business and systems of companies we acquire, including failure to realize the anticipated benefits of such acquisitions; negative developments affecting our pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of our workforce; our ability to attract or retain a qualified and diverse workforce; and the other factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as well as other filings with the Securities and Exchange Commission. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek, "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

###

Univar Solutions Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions, except per share data)	2021	2020	2021	2020
Net sales	$2,498.1	$2,035.4	$9,535.5	$8,265.0
Cost of goods sold (exclusive of depreciation)	1,866.2	1,550.9	7,142.3	6,262.8
Operating expenses:
Outbound freight and handling	108.7	86.3	403.7	344.4
Warehousing, selling and administrative	316.1	251.8	1,191.8	1,022.3
Other operating expenses, net (1)	15.7	13.9	107.5	89.4
Depreciation	33.1	39.2	150.9	162.9
Amortization	13.8	14.7	52.5	60.0
Impairment charges	—	2.6	3.0	40.2
Total operating expenses	$487.4	$408.5	$1,909.4	$1,719.2
Operating income	$144.5	$76.0	$483.8	$283.0
Other income (expense):
Interest income	1.7	0.4	4.3	2.1
Interest expense	(24.4)	(27.1)	(101.5)	(114.5)
(Loss) gain on sale of business	—	(32.7)	88.2	(50.6)
Loss on extinguishment of debt	—	—	(2.3)	(1.8)
Other income (expense), net (1)	77.3	(58.2)	112.7	(59.2)
Total other income (expense)	$54.6	$(117.6)	$101.4	$(224.0)
Income (loss) before income taxes	199.1	(41.6)	585.2	59.0
Income tax expense (benefit) from continuing operations	42.3	(7.9)	124.6	6.1
Net income (loss)	$156.8	$(33.7)	$460.6	$52.9

Income (loss) per common share:
Basic income (loss) per common share	$0.92	$(0.20)	$2.71	$0.31
Diluted income (loss) per common share	$0.91	$(0.20)	$2.69	$0.31

Weighted average common shares outstanding:
Basic	170.8	169.1	170.2	169.0
Diluted	172.4	169.1	171.4	169.8

(1)For the years ended December 31, 2020 and 2019, the fair value adjustment for warrants was reclassified to other income (expense), net, from other operating expenses, net, to conform to the current year presentation.

Univar Solutions Inc.
Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$251.5	$386.6
Trade accounts receivable, net of allowance for doubtful accounts of $15.8 and $17.2 at December 31, 2021 and 2020, respectively.	1,539.5	1,239.8
Inventories	932.2	674.0
Prepaid expenses and other current assets	169.1	151.5
Total current assets	$2,892.3	$2,451.9
Property, plant and equipment, net	1,031.0	1,065.7
Goodwill	2,310.4	2,270.4
Intangible assets, net	211.7	251.9
Deferred tax assets	29.4	29.6
Other assets	303.0	285.5
Total assets	$6,777.8	$6,355.0
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$—	$2.1
Trade accounts payable	1,009.3	765.1
Current portion of long-term debt	41.5	163.5
Accrued compensation	196.4	102.2
Other accrued expenses	420.4	374.1
Total current liabilities	$1,667.6	$1,407.0
Long-term debt	2,223.5	2,477.1
Pension and other postretirement benefit liabilities	211.7	308.8
Deferred tax liabilities	56.1	39.3
Other long-term liabilities	326.4	330.5
Total liabilities	$4,485.3	$4,562.7
Stockholders’ equity:(1)
Common stock	1.7	1.7
Additional paid-in capital	3,048.5	2,983.3
Treasury stock	(50.0)	—
Accumulated deficit	(345.0)	(805.6)
Accumulated other comprehensive loss	(362.7)	(387.1)
Total stockholders’ equity	$2,292.5	$1,792.3
Total liabilities and stockholders’ equity	$6,777.8	$6,355.0

(1)Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of December 31, 2021 and 2020, respectively. Common stock, 2.0 billion shares authorized at $0.01 par value with 169.4 million and 169.3 million shares outstanding at December 31, 2021 and 2020, respectively. Shares outstanding are net of treasury stock of 1.8 million at December 31, 2021.

Univar Solutions Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2021	2020	2021	2020
Operating activities:
Net income (loss)	$156.8	$(33.7)	$460.6	$52.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46.9	53.9	203.4	222.9
Impairment charges	—	2.6	3.0	40.2
Amortization of deferred financing fees and debt discount	1.3	1.8	6.2	6.5
Loss (gain) on sale of business	—	32.7	(88.2)	50.6
Gain on sale of property, plant and equipment	(3.8)	(15.4)	(10.1)	(23.7)
Pension mark to market (gain) loss	(75.9)	52.8	(75.9)	52.8
Loss on extinguishment of debt	—	—	2.3	1.8
Deferred income taxes	(9.4)	(37.6)	6.4	(32.4)
Stock-based compensation expense	9.4	3.6	25.4	14.5
Fair value adjustment for warrants (1)	—	7.2	(33.8)	0.8
Other	1.1	0.8	1.1	3.6
Changes in operating assets and liabilities:
Trade accounts receivable, net	35.6	60.2	(328.6)	(66.0)
Inventories	(85.4)	36.4	(270.2)	126.0
Prepaid expenses and other current assets	(10.5)	20.4	(35.0)	1.2
Trade accounts payable	48.0	(15.9)	255.1	(139.3)
Other, net (1)	61.1	(24.5)	168.6	(85.5)
Net cash provided by operating activities	$175.2	$145.3	$290.3	$226.9
Investing activities:
Purchases of property, plant and equipment	$(42.0)	$(29.2)	$(110.9)	$(111.3)
Purchases of businesses, net of cash acquired	(28.7)	(4.6)	(28.7)	(4.6)
Proceeds from sale of property, plant and equipment	15.3	28.8	29.0	46.5
Proceeds from sale of business	—	39.3	136.5	37.3
Other	—	(1.4)	(2.3)	(9.2)
Net cash (used) provided by investing activities	$(55.4)	$32.9	$23.6	$(41.3)
Financing activities:
Proceeds from issuance of long-term debt, net	$—	$—	$995.0	$—
Payments on long-term debt and finance lease obligations	(51.5)	(8.5)	(1,440.5)	(205.3)
Net proceeds (payments) under revolving credit facilities	18.9	(71.7)	32.4	65.5
Financing fees paid	—	—	(1.0)	—
Taxes paid related to net share settlements of share-based compensation awards	—	(0.9)	(2.6)	(2.9)
Reacquired shares	(50.0)	—	(50.0)	—
Stock option exercises	4.9	0.4	13.4	1.1
Proceeds from the exercise of warrants	—	—	27.1	—
Other	0.5	(0.4)	1.6	1.6
Net cash used by financing activities	$(77.2)	$(81.1)	$(424.6)	$(140.0)
Effect of exchange rate changes on cash and cash equivalents	$(11.9)	$15.8	$(24.4)	$10.7
Net increase (decrease) in cash and cash equivalents	$30.7	$112.9	$(135.1)	$56.3
Cash and cash equivalents at beginning of period	220.8	273.7	386.6	330.3
Cash and cash equivalents at end of period	$251.5	$386.6	$251.5	$386.6

(1)For the three months and year ended December 31, 2020, the amount included in “fair value adjustment for warrants,” which was previously included in “other, net,” is now presented separately to conform to the current year presentation.

Schedule A
Univar Solutions Inc.
Full Year 2021 Segment Detail
(Unaudited)

	Year ended December 31,				% change excl. currency (1)
(in millions)	2021	2020	$ change	% change

Segment External Sales (2)
USA	$6,024.0	$5,006.2	$1,017.8	20.3%	20.3%
EMEA	1,971.1	1,697.1	274.0	16.1%	13.8%
Canada	930.0	1,110.7	(180.7)	(16.3)%	(21.7)%
LATAM	610.4	451.0	159.4	35.3%	31.5%
Total Consolidated Net Sales	$9,535.5	$8,265.0	$1,270.5	15.4%	13.9%

Gross Profit (exclusive of depreciation) (3)(4)
USA	$1,537.5	$1,258.3	$279.2	22.2%	22.2%
EMEA	486.8	425.8	61.0	14.3%	11.6%
Canada	233.1	215.1	18.0	8.4%	1.3%
LATAM	135.8	103.0	32.8	31.8%	29.9%
Total Consolidated Gross Profit (exclusive of depreciation) (3)	$2,393.2	$2,002.2	$391.0	19.5%	18.1%

Total Consolidated Net Income	$460.6	$52.9	$407.7	770.7%	739.1%

Adjusted EBITDA (3)
USA	$498.2	$393.2	$105.0	26.7%	26.7%
EMEA	170.6	142.7	27.9	19.6%	16.2%
Canada	104.2	89.7	14.5	16.2%	8.6%
LATAM	56.9	43.0	13.9	32.3%	31.4%
Other (5)	(32.2)	(32.8)	0.6	1.8%	1.8%
Total Consolidated Adjusted EBITDA (3)	$797.7	$635.8	$161.9	25.5%	23.6%

(1)Represents percentage change for the comparative periods using a constant currency. See “Use of non-GAAP Financial Measures” for discussion.
(2)Segment external sales represent sales to third party customers. Inter-segments sales are excluded from segment external sales.
(3)Non-GAAP financial measures. See “Use of non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliation to the most comparable GAAP financial measure.
(4)Gross profit (exclusive of depreciation) is defined as segment net sales inclusive of inter-segment sales less cost of goods sold (exclusive of depreciation).
(5)Other represents unallocated corporate costs that do not directly benefit segments.

Schedule B
Beginning in Q1 2021, the Company excluded amortization expense and non-operating retirement benefits from its Adjusted EPS measure but continued to include restructuring, employee severance and other facility closure costs other than Nexeo acquisition-related items, the gain or loss on sale of property, plant and equipment and certain other non-operating items. The table below presents a reconciliation for Adjusted EPS on this new basis for the three months and year ended December 31, 2021.
Univar Solutions Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted Net Income and
Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three months ended December 31,				Year ended December 31,
	2021		2020		2021		2020
(in millions, except per share data)	Amount	per share(1) (2)	Amount	per share(1) (2)	Amount	per share(1) (2)	Amount	per share(1) (2)
Net income (loss) and diluted EPS	$156.8	$0.91	$(33.7)	$(0.20)	$460.6	$2.69	$52.9	$0.31
Pension mark to market (gain) loss(3)	(75.9)	(0.44)	52.8	0.31	(75.9)	(0.44)	52.8	0.31
Pension curtailment and settlement gains(3)	(0.3)	—	(0.6)	—	(0.3)	—	(0.6)	—
Amortization	13.8	0.08	14.7	0.09	52.5	0.31	60.0	0.35
Exchange loss(3)	9.1	0.05	0.7	—	15.9	0.09	6.8	0.04
Derivative loss (gain)(3)	(7.2)	(0.04)	(0.7)	—	(5.8)	(0.03)	4.8	0.03
(Gain) loss on sale of business	—	—	32.7	0.19	(88.2)	(0.52)	50.6	0.30
Nexeo employee severance and other facility closure costs(4)	2.6	0.02	1.4	—	8.1	0.05	5.9	0.03
Shared service employee severance and other facility closure costs(4)	(0.3)	—	0.4	—	(0.3)	—	3.5	0.02
Intangible asset impairment charges	—	—	—	—	—	—	12.8	0.08
Brazil VAT charge	—	—	—	—	—	—	0.3	—
Loss on extinguishment of debt and debt refinancing costs(3)	—	—	—	—	9.3	0.05	1.9	0.01
Nexeo acquisition and integration related expenses(4)	10.7	0.06	16.0	0.11	55.5	0.32	61.6	0.37
Fair value adjustment for warrants(3)	—	—	7.2	0.04	(33.8)	(0.20)	0.8	—
Non-operating retirement benefits(3)	(4.0)	(0.03)	(2.0)	(0.01)	(18.5)	(0.11)	(8.5)	(0.05)
Multi-employer pension plan exit liability(3)	—	—	—	—	31.2	0.18	—	—
Income tax benefit related to reconciling items(5)	(9.1)	(0.05)	(46.6)	(0.28)	(39.5)	(0.23)	(69.0)	(0.41)
Other discrete tax items(6)	7.6	0.04	14.7	0.09	10.3	0.06	(12.6)	(0.07)
Adjusted net income and diluted EPS	$103.8	$0.60	$57.0	$0.34	$381.1	$2.22	$224.0	$1.32

GAAP diluted common shares outstanding(2)	172.4		169.1		171.4		169.8
Effect of dilutive securities: stock compensation plans	—		0.9		—		—
Adjusted diluted common shares outstanding(2)	172.4		170.0		171.4		169.8

(1)Immaterial differences may exist in the calculation of per share amounts due to rounding.
(2)Diluted and adjusted diluted earnings per share is calculated using net income or adjusted net income available to common shareholders divided by diluted weighted average shares outstanding during each period, respectively, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. Adjusted earnings per diluted share is based on the GAAP dilutive share count, except where adjustments to GAAP net loss result in an adjusted net income position.
(3)Reconciling items represent certain items disclosed on Schedule E included in this document, excluding stock-based compensation, restructuring charges, gain on sale of property, plant and equipment, certain employee severance and facility closure costs, certain acquisition and integration related expenses, and other.
(4)For the three months ended December 31, 2021 and 2020, Nexeo employee severance and other facility closure costs represent $2.6 million and $0.9 million, respectively, of other employee severance costs and $0.0 million and $0.5 million, respectively, of other facility closure costs related to the Company's 2019 Nexeo acquisition as disclosed on Schedule E included in this document. For the three months ended December 31, 2021 and 2020, shared service employee severance and other facility closure costs represent ($0.3 million) and $0.4 million, respectively, of other employee severance costs related to the Company's shared service relocation as disclosed on Schedule E included in this document. For the three months ended December 31, 2021 and 2020, Nexeo acquisition and integration related expenses represent $10.7 million and $16.0 million, respectively, of acquisition and integration related expenses as disclosed on Schedule E included in this document. For the year ended December 31, 2021 and 2020, Nexeo employee severance and other facility closure costs represent $7.0 million and $3.4 million, respectively, of other employee severance costs and $1.1 million and $2.5 million, respectively, of other facility closure costs related to the Company's 2019 Nexeo acquisition as disclosed on Schedule E included in this document. For the year ended December 31, 2021 and 2020, shared service employee severance and other facility closure costs represent ($0.3 million) and $3.5 million of other employee severance costs related to the Company's shared service relocation as disclosed on Schedule E included in this document. For the year ended December 31, 2021 and 2020, Nexeo acquisition and integration related expenses represent $55.5 million and $61.6 million, respectively, of acquisition and integration related expenses as disclosed on Schedule E included in this document.
(5)Tax on reconciling items is calculated as the difference between the tax provisions on US GAAP pre-tax earnings and Adjusted pre-tax earnings utilizing the appropriate tax rates and laws of each jurisdiction.
(6)Discrete tax items primarily relate to changes in valuation allowances, stock compensation expense and tax law changes.

Schedule C
Univar Solutions Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

(in millions)	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	LTM(2) Q3'20	LTM(2) Q4'20	LTM(2) Q3'21	LTM(2) Q4'21
Net (loss) income	$(55.1)	$55.9	$1.8	$28.9	$(33.7)	$66.2	$153.2	$84.4	$156.8	$31.5	$52.9	$270.1	$460.6
Depreciation	40.5	41.7	40.4	41.6	39.2	43.8	37.3	36.7	33.1	164.2	162.9	157.0	150.9
Amortization	14.6	15.8	14.8	14.7	14.7	13.1	13.2	12.4	13.8	59.9	60.0	53.4	52.5
Interest expense, net	30.6	28.1	29.9	27.7	26.7	26.6	25.7	22.2	22.7	116.3	112.4	101.2	97.2
Income tax expense (benefit)	66.1	(0.3)	11.6	2.7	(7.9)	17.6	27.0	37.7	42.3	80.1	6.1	74.4	124.6
EBITDA	96.7	141.2	98.5	115.6	39.0	167.3	256.4	193.4	268.7	452.0	394.3	656.1	885.8
Other operating expenses, net (1)	25.6	30.4	24.8	20.3	13.9	44.2	29.9	17.7	15.7	101.1	89.4	105.7	107.5
Other expense (income), net (1)	67.1	(20.4)	22.7	(1.3)	58.2	(28.9)	(5.3)	(1.2)	(77.3)	68.1	59.2	22.8	(112.7)
Impairment charges	—	—	16.9	20.7	2.6	—	2.1	0.9	—	37.6	40.2	5.6	3.0
(Gain) loss on sale of business	(41.4)	8.6	—	9.3	32.7	(0.6)	(87.6)	—	—	(23.5)	50.6	(55.5)	(88.2)
Loss on extinguishment of debt	19.1	1.8	—	—	—	0.2	2.0	0.1	—	20.9	1.8	2.3	2.3
Brazil VAT (recovery) charge	(8.3)	—	0.3	—	—	—	—	—	—	(8.0)	0.3	—	—
Adjusted EBITDA	$158.8	$161.6	$163.2	$164.6	$146.4	$182.2	$197.5	$210.9	$207.1	$648.2	$635.8	$737.0	$797.7

(1)Refer to Schedule E for more information for the three months and years ended December 31, 2021 and 2020.
(2)Last Twelve Month (LTM) Adjusted EBITDA is a component used in the calculation of the Company's leverage ratio.

Schedule D
Univar Solutions Inc.
Gross Profit (exclusive of depreciation) and
Adjusted Gross Profit (exclusive of depreciation)
(Unaudited)

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Three Months Ended December 31, 2021
External customers	$1,614.0	$480.9	$245.4	$157.8	$—	$2,498.1
Inter-segment	26.3	0.7	1.8	—	(28.8)	—
Total net sales	$1,640.3	$481.6	$247.2	$157.8	$(28.8)	$2,498.1
Cost of goods sold (exclusive of depreciation)	1,221.3	364.2	186.1	123.4	(28.8)	1,866.2
Outbound freight and handling	81.2	15.7	8.4	3.4	—	108.7
Warehousing, selling and administrative	207.2	63.9	23.8	18.7	2.5	316.1
Adjusted EBITDA	$130.6	$37.8	$28.9	$12.3	$(2.5)	$207.1

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Three Months Ended December 31, 2021
Net sales	$1,640.3	$481.6	$247.2	$157.8	$(28.8)	$2,498.1
Cost of goods sold (exclusive of depreciation)	1,221.3	364.2	186.1	123.4	(28.8)	1,866.2
Gross profit (exclusive of depreciation)	$419.0	$117.4	$61.1	$34.4	$—	$631.9

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Three Months Ended December 31, 2020
External customers	$1,224.9	$427.8	$258.5	$124.2	$—	$2,035.4
Inter-segment	17.9	0.8	0.5	—	(19.2)	—
Total net sales	$1,242.8	$428.6	$259.0	$124.2	$(19.2)	$2,035.4
Cost of goods sold (exclusive of depreciation)	940.7	323.8	208.5	97.1	(19.2)	1,550.9
Outbound freight and handling	60.4	13.7	9.5	2.7	—	86.3
Warehousing, selling and administrative	150.6	61.7	20.4	13.8	5.3	251.8
Adjusted EBITDA	$91.1	$29.4	$20.6	$10.6	$(5.3)	$146.4

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Three Months Ended December 31, 2020
Net sales	$1,242.8	$428.6	$259.0	$124.2	$(19.2)	$2,035.4
Cost of goods sold (exclusive of depreciation)	940.7	323.8	208.5	97.1	(19.2)	1,550.9
Gross profit (exclusive of depreciation)	$302.1	$104.8	$50.5	$27.1	$—	$484.5

	USA	EMEA	Canada	LATAM	Other/Eliminations (1)	Consolidated
(in millions)	Year Ended December 31, 2021
External customers	$6,024.0	$1,971.1	$930.0	$610.4	$—	$9,535.5
Inter-segment	92.1	4.3	4.4	0.7	(101.5)	—
Total net sales	$6,116.1	$1,975.4	$934.4	$611.1	$(101.5)	$9,535.5
Cost of goods sold (exclusive of depreciation)	4,578.6	1,488.6	701.3	475.3	(101.5)	7,142.3
Outbound freight and handling	291.0	64.0	36.2	12.5	—	403.7
Warehousing, selling and administrative	748.3	252.2	92.7	66.4	32.2	1,191.8
Adjusted EBITDA	$498.2	$170.6	$104.2	$56.9	$(32.2)	$797.7

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Year Ended December 31, 2021
Net sales	$6,116.1	$1,975.4	$934.4	$611.1	$(101.5)	$9,535.5
Cost of goods sold (exclusive of depreciation)	4,578.6	1,488.6	701.3	475.3	(101.5)	7,142.3
Gross profit (exclusive of depreciation)	$1,537.5	$486.8	$233.1	$135.8	$—	$2,393.2

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Year Ended December 31, 2020
External customers	$5,006.2	$1,697.1	$1,110.7	$451.0	$—	$8,265.0
Inter-segment	81.2	3.1	2.5	—	(86.8)	—
Total net sales	$5,087.4	$1,700.2	$1,113.2	$451.0	$(86.8)	$8,265.0
Cost of goods sold (exclusive of depreciation)	3,829.1	1,274.4	898.1	348.0	(86.8)	6,262.8
Outbound freight and handling	239.3	56.5	38.9	9.7	—	344.4
Warehousing, selling and administrative	625.8	226.6	86.5	50.6	32.8	1,022.3
Brazil VAT charge (2)	—	—	—	0.3	—	0.3
Adjusted EBITDA (2)	$393.2	$142.7	$89.7	$43.0	$(32.8)	$635.8

	USA	EMEA	Canada	LATAM	Other/ Eliminations (1)	Consolidated
(in millions)	Year Ended December 31, 2020
Net sales	$5,087.4	$1,700.2	$1,113.2	$451.0	$(86.8)	$8,265.0
Cost of goods sold (exclusive of depreciation)	3,829.1	1,274.4	898.1	348.0	(86.8)	6,262.8
Gross profit (exclusive of depreciation)	$1,258.3	$425.8	$215.1	$103.0	$—	$2,002.2
Brazil VAT recovery (2)	—	—	—	0.4	—	0.4
Adjusted gross profit (exclusive of depreciation) (2)	$1,258.3	$425.8	$215.1	$103.4	$—	$2,002.6

(1)Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.
(2)Adjusted EBITDA excludes a $0.3 million Brazil VAT charge, net of associated fees, and adjusted gross profit (exclusive of depreciation) excludes a $0.4 million Brazil VAT charge in LATAM for the year ended December 31, 2020.

Schedule E
Univar Solutions Inc.
Detail of Other operating expenses, net and
Other income (expense), net
(Unaudited)

Other operating expenses, net
	Three months ended December 31,		Year ended December 31,
(in millions)	2021	2020	2021	2020
Acquisition and integration related expenses	$11.0	$16.5	$55.8	$62.4
Stock-based compensation expense	9.4	3.6	25.4	14.5
Restructuring charges	—	4.2	0.2	13.9
Other employee severance costs	2.0	3.6	8.7	14.8
Other facility closure costs	0.1	0.5	1.2	2.7
Multi-employer pension plan exit liability	—	—	31.2	—
Gain on sale of property, plant and equipment	(3.8)	(15.4)	(10.1)	(23.7)
Other	(3.0)	0.9	(4.9)	4.8
Total other operating expenses, net	$15.7	$13.9	$107.5	$89.4

Other income (expense), net
	Three months ended December 31,		Year ended December 31,
(in millions)	2021	2020	2021	2020
Pension mark to market gain (loss)	$75.9	$(52.8)	$75.9	$(52.8)
Pension curtailment and settlement gains	0.3	0.6	0.3	0.6
Non-operating retirement benefits	4.0	2.0	18.5	8.5
Foreign currency transactions	(1.8)	(0.8)	(7.6)	(6.9)
Foreign currency denominated loans revaluation	(7.3)	0.1	(8.3)	0.1
Undesignated foreign currency derivative instruments	5.6	2.6	2.8	3.2
Undesignated interest rate and cross currency swap contracts	1.6	(1.9)	3.0	(8.0)
Debt refinancing costs	—	—	(7.0)	(0.1)
Fair value adjustment for warrants (1)	—	(7.2)	33.8	(0.8)
Other	(1.0)	(0.8)	1.3	(3.0)
Total other income (expense), net	$77.3	$(58.2)	$112.7	$(59.2)

(1)For the three months and year ended December 31, 2020, the fair value adjustment for warrants was reclassified to “other expense, net,” from “other operating expenses, net,” to conform to the current year presentation.

Schedule F
Univar Solutions Inc.
Reconciliation of GAAP Debt to Net Debt
(Unaudited)

	December 31,				September 30,
(in millions)	2021		2020		2021		2020
Total short-term and long-term debt	$2,265.0		$2,640.6		$2,278.9		$2,688.0
Add: Short-term financing	—		2.1		—		0.4
Less: Cash and cash equivalents	(251.5)		(386.6)		(220.8)		(273.7)
Total net debt	$2,013.5		$2,256.1		$2,058.1		$2,414.7

LTM Adjusted EBITDA (1)(2)	$799.7		$635.8		$728.0		$641.2

Leverage ratio (Total net debt/LTM Adjusted EBITDA)	2.5	x	3.5	x	2.8	x	3.8	x

(1)LTM Adjusted EBITDA, as defined by the Company's credit agreements, includes adjustments for acquisitions and divestitures and excludes the impact of synergies not yet realized. For December 31, 2021 and September 31, 2021, LTM Adjusted EBITDA excludes three and six months of Adjusted EBITDA of $5 million and $9 million, respectively, related to the Distrupol business divestiture on April 1, 2021. For December 31, 2021, LTM Adjusted EBITDA includes eleven months of Adjusted EBITDA of $7 million related to the Sweetmix acquisition on December 1, 2021. For September 30, 2020, LTM Adjusted EBITDA excludes three months of Adjusted EBITDA of $7 million related to the Environmental Sciences business divestiture on December 31, 2019.
(2)Refer to Schedule C for more information on LTM Adjusted EBITDA before the adjustments discussed in the note above.

Schedule G
Univar Solutions Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA Guidance
(Unaudited)

		Year ended December 31, 2021	Guidance
			Q1 2022		Full year 2022
(in millions)	Q4 2021		Low	High	Low	High
Net income (1)	$156.8	$460.6	$121	$143	$357	$410
Depreciation (1)	33.1	150.9	40	38	160	150
Amortization (1)	13.8	52.5	12	11	47	43
Interest expense, net (1)	22.7	97.2	25	23	100	90
Income tax expense (1)	42.3	124.6	50	58	146	167
Other operating expenses, net (1)	15.7	107.5	15	10	60	40
Other income, net (1)	(77.3)	(112.7)	(3)	(3)	(10)	(10)
Loss on extinguishment of debt (1)	—	2.3	—	—	—	—
Gain on sale of business (1)	—	(88.2)	—	—	—	—
Impairment charges (1)	—	3.0	—	—	—	—
Adjusted EBITDA	$207.1	$797.7	$260	$280	$860	$890

(1)Adjusted EBITDA guidance excludes from forecasted net income the impact of gains and losses of foreign currency and on divestitures, refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items that might materially impact reported GAAP net income. We have not provided a further reconciliation of Adjusted EBITDA to GAAP net income as such reconciliation is not available without unreasonable efforts because the additional components in deriving Adjusted EBITDA are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. In addition, forecasted net income presented within this reconciliation is provided for informational purposes only and should not be viewed as guidance, as reported GAAP net income may differ materially from forecasted net income presented herein due to the impact of the items of the type identified above.

Schedule H
Univar Solutions Inc.
Reconciliation of GAAP Cash Flow from Operations to Net Free Cash Flow
(Unaudited)

	Year ended December 31, 2021	Guidance Full Year 2022

(in millions)		Low	High
Net cash provided by operating activities(1)	$290.3	$565	$580
Capital expenditures(1)(2)	(110.9)	(135)	(135)
Net free cash flow	$179.4	$430	$445

Net cash provided (used) by investing activities(1)	$23.6	$(135)	$(135)
Net cash used by financing activities(1)(3)	$(424.6)	$(30)	$(30)

(1)The forecasted net cash provided by operating and investing activities and used by financing activities presented within this reconciliation excludes certain unusual or infrequent items, such as refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items, impacting GAAP financial metrics. While the Company expects that these unusual or infrequent items may occur in future periods, it is not possible to estimate the amount or significance of these unusual or infrequent items without unreasonable efforts because these items are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. As such, we have included above the impact of only those items about which we are aware, can be reasonable predicted and are reasonably likely to occur during the guidance period covered. These financial measures are included within this reconciliation for informational purposes only and should not be viewed as guidance, as reported GAAP measures may differ materially from such forecasted amounts due to the impact of the items of the type identified above.
(2)Excludes additions from finance leases.
(3)Excludes anticipated share repurchases in FY2022.